Exhibit 99.1

Delek Logistics Partners, LP Announces Closing of Gravity Water Midstream Acquisition

BRENTWOOD, Tenn., January 2nd, 2025 — Delek Logistics Partners, LP (NYSE: DKL) (“Delek Logistics”) announced today the closing of the previously announced acquisition of Gravity Water Intermediate Holdings LLC (“Gravity”).

“The Gravity acquisition represents another significant step in DKL’s commitment of being a full suite crude, gas and water midstream services provider in the Permian Basin. Gravity’s primary operations are in Howard County in the Midland Basin, and along with our recent H2O Midstream acquisition, provide a strong opportunity for integrated crude and water services to DKL’s customers. We believe Delek Logistics continues to provide the best combination of yield and growth in the midstream sector. As previously indicated, DKL will be approaching greater than 70% of its EBITDA coming from third-party sources. We are excited about the prospects for DKL and the value it continues to bring to all of its stakeholders,” said Avigal Soreq, President at Delek Logistics.

The Gravity operations include integrated full-cycle water systems in the Permian Basin, in addition to produced water gathering, and transportation assets in the Bakken. Total consideration for the transaction is $285 million comprising of $200 million in cash (excluding customary closing adjustments) and ~2.175 million DKL units.

The acquisition is synergistic to DKL’s recent acquisition of H2O Midstream and supplements DKL’s integrated crude and produced water gathering and disposal offering in the Midland Basin. The acquisition also presents an opportunity to extract significant synergies through cost and commodity sale optimization.

About Delek Logistics Partners, LP

Delek Logistics Partners, LP is a midstream energy master limited partnership headquartered in Brentwood, Tennessee. Through its owned assets and joint ventures located primarily in and around the Permian Basin, including both the Midland and the Delaware Basins, and other select areas in the Gulf Coast region, Delek Logistics provides gathering, pipeline, transportation, and other services for its customers in crude oil, intermediates, refined products, natural gas, storage, wholesale marketing, terminalling, water disposal, and recycling. Delek US Holdings, Inc. (NYSE: DK) (“Delek US”) owns the general partner interest as well as a majority limited partner interest in Delek Logistics Partners, LP, and is also a significant customer.

Safe Harbor Provisions Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. Investors are cautioned that important factors may affect these forward-looking statements, as described in Delek US’s and Delek Logistics’ filings with the SEC, including risks disclosed in their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other filings and reports with the SEC.

Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management’s good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Neither Delek US nor Delek Logistics undertakes any obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur, or which they become aware of, after the date hereof, except as required by applicable law or regulation.

Investor Relations and Media/Public Affairs Contact:

investor.relations@delekus.com